Exhibit 4.2.1

                         FURTHER AMENDED AND RESTATED
                             MORTGAGES TRUST DEED

                                DATED [o] 2008

                              ABBEY NATIONAL PLC

                                      AND

                            HOLMES FUNDING LIMITED

                                      AND

                            HOLMES TRUSTEES LIMITED

                                      AND

                 WILMINGTON TRUST SP SERVICES (LONDON) LIMITED

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.       Definitions and Construction.........................................2
2.       Creation of Mortgages Trust..........................................3
3.       Conditions Precedent.................................................4
4.       Acquisition by Funding of an Increased Interest in the
         Trust Property.......................................................4
5.       Acquisition by Seller of an Interest Relating to Capitalised
         Interest.............................................................6
6.       Payment by the Seller to Funding of the amount outstanding under an Intercompany Loan.................................................7
7.       Initial Funding Share and Initial Seller Share.......................8
8.       Adjustment of Funding Share Percentage and Seller Share
         Percentage on Distribution Dates.....................................8
9.       Minimum Seller Share................................................12
10.      Allocation and Distribution of Revenue Receipts.....................13
11.      Allocation and Distribution of Mortgages Trust Available
         Principal Receipts..................................................14
12.      Allocation of Losses................................................17
13.      Ledgers.............................................................17
14.      Costs and Expenses of the Mortgages Trustee.........................17
15.      Directions from Beneficiaries.......................................18
16.      Early Termination of the Mortgages Trust............................18
17.      Transfers...........................................................19
18.      Covenants of the Mortgages Trustee..................................19
19.      Power to Delegate...................................................20
20.      Powers of Investment................................................21
21.      Other Provisions Regarding the Mortgages Trustee....................21
22.      No Retirement of Mortgages Trustee..................................22
23.      Termination.........................................................22
24.      Further Assurances..................................................22
25.      Amendments, Etc.....................................................22
26.      Non Petition Covenant...............................................23
27.      No Partnership or Agency............................................23
28.      Calculations........................................................23
29.      No Waiver; Remedies.................................................23
30.      Severability........................................................23
31.      Counterparts........................................................23
32.      Confidentiality.....................................................24
33.      Exclusion of Third Party Rights.....................................24
34.      Addresses for Notices...............................................25
35.      Governing Law and Submission to Jurisdiction........................25

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THIS FURTHER AMENDED AND RESTATED MORTGAGES TRUST DEED is made on [o] 2008

BETWEEN:

(1) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as Seller, Beneficiary and Cash Manager;

(2) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as a Beneficiary;

(3) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as Mortgages Trustee; and

(4) WILMINGTON TRUST SP SERVICES (LONDON) LIMITED (registered number 2548079), a private limited company incorporated under the laws of England and Wales whose registered office is at Tower 42, International Finance Centre, 25 Old Broad Street, London EC2N 1HQ.

WHEREAS:

(A) Wilmington Trust SP Services (London) Limited (formerly known as SPV Management Limited) agreed to constitute the Mortgages Trust in favour of Funding and the Seller on the terms and subject to the conditions set out in the Mortgages Trust Deed dated 25th July, 2000 (as amended and/or restated from time to time, the MORTGAGES TRUST DEED).

(B) The Mortgages Trustee agreed to hold the Trust Property as trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

(C) The Seller carries on the business of, inter alia, originating residential first mortgage loans to individual Borrowers in England, Wales and Scotland and of managing and administering such mortgage loans. The Seller assigned an initial portfolio of such mortgage loans on 26th July, 2000 and new portfolios of such mortgages loans on subsequent dates to the Mortgages Trustee pursuant to the Mortgage Sale Agreement, which portfolio is held by the Mortgages Trustee as trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

(D) On 29th November, 2000 the parties to the Mortgages Trust Deed agreed to amend the terms of the Mortgages Trust Deed as set out in an Amendment Agreement to the Mortgages Trust Deed to provide for repayment by Funding of its obligations in respect of certain term advances known as Scheduled Amortisation Term Advances.

(E) On 23rd May, 2001 the parties to the Mortgages Trust Deed again agreed to amend the terms of the Mortgages Trust Deed as set out in the Second Deed of Amendment to the Mortgages Trust Deed to exclude application of the Trustee Act 2000.

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(F)      On 5th July, 2001 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(G) On 8th November, 2001 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(H) On 7th November, 2002 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(I) On 26th March, 2003 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(J) On 1st April, 2004 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(K) On 8th December, 2005 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(L) On 28th November, 2006 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(M) On 20th June, 2007 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(N) The parties to the Mortgages Trust Deed have again agreed to amend and restate the terms of the Mortgages Trust Deed as set out herein.

NOW THIS DEED WITNESSES:

1.       DEFINITIONS AND CONSTRUCTION

1.1 The Fourth Amended and Restated Master Definitions and Construction Schedule and the Fourth Amended and Restated Master Issuer Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on [o] 2008 (as the same may be amended, varied or supplemented from time to time) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Fourth Amended and Restated Master Definitions and Construction Schedule and the Fourth Amended and Restated Master Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Fourth Amended and Restated Master Definitions and Construction Schedule and Clause 2 of the Fourth Amended and Restated Master Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Fourth Amended and Restated Master Definitions and Construction Schedule and the Fourth Amended and Restated Master Issuer Master Definitions and

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         Construction Schedule, the Fourth Amended and Restated Master Issuer
         Master Definitions and Construction Schedule shall prevail.

1.2 This Deed amends and restates the Mortgages Trust Deed made on 25th July, 2000 between the parties hereto as amended on 29th November, 2000 and 23rd May, 2001 and amended and restated on 5th July, 2001, 8th November, 2001, 7th November, 2002, 26th March, 2003, 1st April, 2004, 8th December, 2005, 28th November, 2006, 20th June, 2007, and [o] 2008 (the PRINCIPAL DEED). As of the date of this Deed, any future rights or obligations (excluding such obligations accrued to the date of this Deed) of a party under the Principal Deed shall be extinguished and shall instead be governed by this Deed.

2.       CREATION OF MORTGAGES TRUST

2.1      INITIAL TRUST PROPERTY

         On 25th July, 2000 Wilmington Trust SP Services (London) Limited (formerly known as SPV Management Limited) settled on trust the sum of [POUND]100 (one hundred pounds) (the INITIAL TRUST PROPERTY) to be held on trust absolutely as to both capital and income by the Mortgages Trustee for the benefit, as tenants in common, of the Seller as to the Initial Seller Share Percentage and Funding as to the Initial Funding Share Percentage.

2.2      INITIAL CLOSING TRUST PROPERTY

         Pursuant to the provisions of the Mortgage Sale Agreement, the Seller assigned the Initial Closing Trust Property on the Initial Closing Date.

2.3      FUTURE TRUST PROPERTY

         From time to time and pursuant to the Mortgage Sale Agreement, the Seller has assigned and intends to assign Future Trust Property to the Mortgages Trustee.

2.4      TRUST PROPERTY

         Subject to Clause 3, the Mortgages Trustee shall hold the Trust Property as to both capital and income on trust absolutely for Funding (as to the Funding Share Percentage) and for the Seller (as to the Seller Share Percentage) as beneficial tenants in common upon, with and subject to all the trusts, powers and provisions of this Deed.

2.5      OTHER TRUST PROPERTY

         The TRUST PROPERTY means the Initial Trust Property, the Initial Closing Trust Property, the Closing Trust Property and any Future Trust Property and shall also include:

         (a) any increase in the Outstanding Principal Balance of the Loans in the Portfolio due to Capitalised Interest, Capitalised Expenses, Capitalised Arrears, or a Borrower making drawings under Flexible Loans, taking into account any adjustments (but not deemed adjustments) as set out in Clause 8.4;

         (b) any Revenue Receipts and Principal Receipts on the Loans in the Portfolio prior to their distribution pursuant to Clause 10 (Allocation and Distribution of Revenue Receipts) and Clause 11 (Allocation and Distribution of Mortgages Trust Available Principal Receipts) respectively;

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         (c)     any other amounts received under or in respect of the Loans and their Related Security on or after the Programme Date (excluding Third Party Amounts), including the proceeds of any sale of the Loans and their Related Security and any proceeds of sale of any other Trust Property;

         (d) rights under any insurance policies of which the Mortgages Trustee has the benefit;

         (e) amounts on deposit in the Mortgages Trustee GIC Account and interest earned thereon; and

         (f) any other property representing Initial Trust Property, Future Trust Property or (a) to (e) above from time to time.

3.       CONDITIONS PRECEDENT

3.1 The Initial Trust Property is held by the Mortgages Trustee on the Mortgages Trust.

3.2 The Initial Closing Trust Property shall be held by the Mortgages Trustee on the Mortgages Trust upon the satisfaction of the following conditions precedent:

         (a) due execution and delivery of the Mortgage Sale Agreement by all parties to it;

         (b)     due execution and delivery of this Deed by all parties to it;
                 and

         (c) payment by Funding to the Seller of the Initial Consideration on account of and in satisfaction of the Mortgages Trustee's obligations under Clause 4.4 of the Mortgage Sale Agreement.

3.3 Any Future Trust Property shall be held by the Mortgages Trustee on the Mortgages Trust subject to satisfaction of the conditions set out in Clause 4.1 of the Mortgage Sale Agreement for the transfer of New Loans and their New Related Security to the Mortgages Trustee.

4.       ACQUISITION BY FUNDING OF AN INCREASED INTEREST IN THE TRUST PROPERTY

4.1      OFFER TO ASSIGN AND CONDITIONS TO ASSIGNMENT

         On not more than 60 nor less than 30 days' written notice, Funding may offer to make a payment to the Seller to acquire an interest in the Trust Property with the effect of increasing the Funding Share and to cause a corresponding decrease in the Seller Share on the Distribution Date specified in that notice. Such offer shall only be valid if the following conditions precedent are satisfied on the Distribution Date:

         (a) the Principal Deficiency Ledger does not have a debit balance (which remains outstanding) as at the most recent Interest Payment Date;

         (b) no Note Event of Default or Intercompany Loan Event of Default shall have occurred which is continuing or unwaived as at the relevant Distribution Date;

         (c) the Security Trustee is not aware that the proposed acquisition would adversely affect the then current credit ratings by the Rating Agencies (or any of them) of the Notes;

         (d) the relevant Notes have been issued by the relevant Issuer, the subscription proceeds received on behalf of the relevant Issuer and advanced by the relevant Issuer to

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                 Funding pursuant to an Intercompany Loan Agreement, the
                 proceeds of which will be applied by Funding to make the payment referred to in the notice on the relevant Distribution Date;

         (e) Funding has entered into, if necessary, a New Start-up Loan, any new variable rate swap, new fixed floating rate swap and a new tracker rate swap and adjustments have been made, if required, to the First Reserve Fund and the Second Reserve Fund;

         (f) receipt of a solvency certificate from the Seller in form and content acceptable to the Mortgages Trustee, Funding and the Security Trustee;

         (g) as at the relevant Distribution Date, the aggregate Outstanding Principal Balance of Loans comprised in the Trust Property, in respect of which the aggregate amount in arrear is more than three times the monthly payment then due, is less than 4 per cent. of the aggregate Outstanding Principal Balance of all Loans comprised in the Trust Property;

         (h) unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller are rated at least P-1 by Moody's, A-1 by Standard and Poor's and F1 by Fitch at the time of, and immediately following, the proposed acquisition;

         (i) the product of the WAFF and WALS for the Loans comprised in the Trust Property calculated on the relevant Distribution Date in the same way as for the Initial Portfolio (or as agreed by the Servicer and the Rating Agencies from time to time) does not exceed the product of the WAFF and WALS for the Loans comprised in the Trust Property calculated on the most recent previous Closing Date, plus 0.25 per cent.;

         (j) the Moody's Portfolio Variation Test of the Loans in the Portfolio as calculated on the relevant Distribution Date, does not exceed the most recently determined Moody's Portfolio Variation Test Value as calculated in relation to the Loans in the Portfolio as at the most recent date on which Moody's performed a full pool analysis on the Portfolio (not to be less frequent than annually) plus 0.3 per cent.; and

         (k) the First Reserve Fund has not been debited on or before the relevant Distribution Date for the purposes of curing a Principal Deficiency in respect of the Term Advances in circumstances where the First Reserve Fund has not been replenished by a corresponding amount by the relevant Distribution Date.

         Funding may not offer to make a payment to the Seller in consideration for an increase in the Funding Share after any Interest Payment Date on which any Issuer (including any New Issuer) does not exercise its option to redeem the Notes or any New Notes issued by it pursuant to the Terms and Conditions of such Notes or, as the case may be, any New Notes (but only where such right of redemption arises on or after a particular specified date and not as a result of the occurrence of any event specified in the Terms and Conditions).

4.2      COMPLETION OF ASSIGNMENT

         Subject to satisfaction of the conditions precedent set out in Clause
         4.1 above and to acceptance of that offer by the Seller, Funding shall pay to the Seller an amount equal to the increase in the Funding Share and, on the date of such payment, the Funding Share shall increase by a corresponding amount, and the Seller Share shall decrease by the same amount in accordance with Clause 8.3 and Clause 8.6 below.

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4.3      AUDIT OF LOANS CONSTITUTING THE TRUST PROPERTY

         If the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller fall below A-1 by Standard & Poor's, P-1 by Moody's and/or F1 by Fitch, then the Beneficiaries shall appoint a firm of independent auditors (approved by the Rating Agencies) to determine whether the Loans and their Related Security (or any part of them) constituting the Trust Property complied with the representations and warranties set out in Schedule 1 of the Mortgage Sale Agreement as at the date such Loans were assigned to the Mortgages Trustee. The costs of such independent auditors shall be borne by the Beneficiaries pro rata according to their respective current percentage shares in the Trust Property.

4.4      TAX

(a) Any payment by Funding to the Seller to acquire an interest in the Trust Property shall be inclusive of any amount in respect of applicable VAT (if any).

(b) Any stamp duty, stamp duty land tax or stamp duty reserve tax in respect of any acquisition of Trust Property shall be payable by the Seller.

5.       ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST

5.1 Any increase in the Outstanding Principal Balance due to Capitalised Arrears, Capitalised Expenses, Capitalised Interest or a Borrower making drawings under Flexible Loans will be allocated to the Funding Share and to the Seller Share, based on respectively the Funding Share Percentage and the Seller Share Percentage in the Trust Property as calculated on the previous Distribution Date.

5.2 Prior to an Insolvency Event occurring in respect of the Seller, on each Distribution Date the Seller shall make a cash payment to Funding in an amount equal to Funding's share of the Capitalised Arrears, Capitalised Expenses, Capitalised Interest and/or a Borrower making drawings under Flexible Loans allocated to Funding under Clause 5.1 above arising since the last Distribution Date in respect of those Loans that are subject to Payment Holidays or Underpayments. In consideration for the making of such payment the Seller Share will increase by an amount equal to the amount paid to Funding for Funding's share of the Capitalised Arrears, Capitalised Expenses, Capitalised Interest and/or a Borrower making drawings under Flexible Loans, as applicable, and the Funding Share will decrease by a corresponding amount and the Seller Share Percentage and the Funding Share Percentage shall be adjusted accordingly. The cash payment shall be made in accordance with Clause 5.4 below.

5.3 If an Insolvency Event occurs in respect of the Seller, then the Seller may make payment to Funding in respect of its share of the Capitalised Interest in the same manner as is contemplated in Clause 5.2, but it is not obliged to do so.

5.4 In respect of the cash payment to be made by the Seller pursuant to Clause 5.2, the Seller hereby directs the Mortgages Trustee to deduct from the Seller's share of the Mortgages Trust Available Revenue Receipts (allocated to the Seller pursuant to Clause 10.2 of this Deed) an amount equal to such cash payment and to pay the same to Funding in satisfaction of the Seller's obligations under Clause 5.2. To the extent that the Seller's share of the Mortgages Trust Available Revenue Receipts is less than the amount required to be paid by it pursuant to Clause 5.2, then the Seller shall pay an amount equal to the shortfall directly to Funding from its own resources.

5.5 Any payment by the Seller pursuant to Clause 5.2 shall be exclusive of any amount in respect of applicable VAT (which shall be paid by the Seller in addition to payments made pursuant to Clause 5.2).

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6.       PAYMENT BY THE SELLER TO FUNDING OF THE AMOUNT OUTSTANDING UNDER AN
         INTERCOMPANY LOAN

6.1      CONDITIONS PRECEDENT TO ACCEPTANCE OF OFFER

         Funding may accept any offer by the Seller to pay the amount outstanding under any Series of Term Advances under an Intercompany Loan, but only if:

         (a)     either:

                 (i) the Outstanding Principal Balance of the relevant Series of Term Advances under the Intercompany Loan is less than 10 per cent. of the Outstanding Principal Balance of the Term Advances of that Series immediately after the Term Advances were drawn; or

                 (ii) (A) an Issuer would be required to deduct or withhold from any payment of principal or interest or any other amount under any of the Issuer Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, or (B) Funding would be required to deduct or withhold from amounts due under an Intercompany Loan any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, and that Issuer is not able to arrange the substitution of a company incorporated in another jurisdiction approved by the relevant Note Trustee as principal debtor under the relevant Notes or as lender under the relevant Issuer Intercompany Loan Agreement, as the case may be; or

                 (iii) an Issuer has delivered a certificate to Funding, the relevant Issuer Security Trustee and the Rating Agencies to the effect that it would be unlawful for that Issuer to make, fund or allow to remain outstanding a Term Advance made by it under the relevant Intercompany Loan Agreement and stating that that Issuer requires Funding to prepay the Term Advance; or

                 (iv) (in relation to the Seventh Issuer Intercompany Loans and the Eighth Issuer Intercompany Loans only) the new Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision) has been implemented in the United Kingdom, whether by the rule of law, recommendation of best practices or by any other regulation, no Seventh Issuer Note Enforcement Notice or Eighth Issuer Note Enforcement Notice has been served, the offer by the Seller is made on or after the Interest Payment Date falling in April 2007 and the Seller has given not more than 60 days, and not less than 30 days, notice of making an offer;

         (b) the Security Trustee has received written confirmation from each of the Rating Agencies that there would not be any adverse effect on the then current ratings of the Notes if Funding accepted the offer;

         (c) Funding would receive the payment from the Seller on a Distribution Date (together with VAT, if payable); and

         (d) Funding will, and is entitled under the terms of that Intercompany Loan to, apply the proceeds of the payment to repay the relevant Series of Term Advances under that Intercompany Loan and the relevant Issuer has confirmed to Funding that on the next

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                 succeeding Interest Payment Date for the corresponding classes of Notes it will use the proceeds of the relevant payment to repay the corresponding classes of Notes and that Issuer has exercised its option to redeem the corresponding classes of Notes.

6.2      ADJUSTMENT TO SHARES IF OFFER ACCEPTED

         If Funding accepts the offer as described in Clause 6.1 above and the Seller makes the appropriate payment on a Distribution Date, then, on the date of such payment, the Funding Share shall decrease by an amount corresponding to the amount paid by the Seller and the Seller Share shall increase by the same amount in accordance with Clause 8.3 and Clause 8.6 below. The Seller Share Percentage and the Funding Share Percentage shall be adjusted accordingly.

7.       INITIAL FUNDING SHARE AND INITIAL SELLER SHARE

7.1      INITIAL FUNDING SHARE

         The Funding Share at 25th July, 2000 was [POUND]35.25 and the Initial Funding Share at the Initial Closing Date was [POUND]2,256,000,035.25. The INITIAL FUNDING SHARE PERCENTAGE was the Initial Funding Share expressed as a percentage of the Trust Property at the Initial Closing Date, that is to say, 35.25 per cent.

7.2      INITIAL SELLER SHARE

         As at 25th July, 2000, the Seller Share was [POUND]64.75. The INITIAL SELLER SHARE was the sum which remained of the Trust Property at the Initial Closing Date after deduction of the Initial Funding Share. The INITIAL SELLER SHARE PERCENTAGE was equal to 100 per cent. minus the Initial Funding Share Percentage, that is to say, 64.75 per cent. The amount of the Initial Seller Share and the Initial Seller Share Percentage was determined on the Initial Closing Date.

7.3      ROUNDING OF PERCENTAGE SHARES

         Except for the Initial Closing Date (and unless otherwise agreed by the Beneficiaries), the Funding Share Percentage and the Seller Share Percentage shall be calculated to five decimal places.

8. ADJUSTMENT OF FUNDING SHARE PERCENTAGE AND SELLER SHARE PERCENTAGE ON DISTRIBUTION DATES

8.1      DISTRIBUTION

         On each Distribution Date and on the date that the Mortgages Trust terminates, excluding, for the avoidance of doubt, the Initial Closing Date, the Funding Share Percentage and the Seller Share Percentage will be recalculated by the Cash Manager (on behalf of the Mortgages Trustee and the Beneficiaries) based on the aggregate Outstanding Principal Balance of the Loans constituting the Trust Property (as adjusted from time to time) as at the close of business on the London Business Day immediately preceding that Distribution Date. On each Distribution Date, the Mortgages Trustee will distribute Revenue Receipts and Principal Receipts in accordance with Clauses 10 and 11 hereof.

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8.2      CURRENT FUNDING SHARE PERCENTAGE

         On each Distribution Date and the date when the Mortgages Trust terminates (in each case the RELEVANT DISTRIBUTION DATE), the CURRENT FUNDING SHARE PERCENTAGE will be recalculated and will, in each case, be an amount, expressed as a percentage (calculated to an accuracy of three decimal places (rounded upwards)), equal to:

                 A - B - C + D + E + F - G/H x 100

         where:

         A = the Current Funding Share as at the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Initial Funding Share as at the Initial Closing
                 Date);

         B = the amount of any Principal Receipts to be distributed to Funding on that Relevant Distribution Date as calculated on the immediately preceding Distribution Date in accordance with the provisions described in Clause 11 below;

         C = the amount of any Losses sustained on the Loans in the immediately preceding Distribution Period and allocated to Funding (based on the Funding Share Percentage thereof calculated on the immediately preceding Distribution Date or, in the case of the first Distribution Date, the Initial Funding Share Percentage) in the Distribution Period immediately preceding the Relevant Distribution Date and the amount of any reductions occurring in respect of the Loans as described in paragraph (a) of Clause 8.4 below allocated to Funding in the Distribution Period immediately preceding the Relevant Distribution Date;

         D = an amount equal to any consideration (excluding Deferred Consideration) to be paid by Funding to the Seller in relation to any New Loans to be assigned to the Mortgages Trustee on the Relevant Distribution Date;

         E = an amount equal to any consideration (excluding Deferred Consideration) to be paid by Funding to the Seller in relation to any acquisition by Funding from the Seller on the Relevant Distribution Date of an interest in the Trust Property;

         F = an amount equal to the portion of any Capitalised Interest, Capitalised Expenses, Capitalised Arrears accrued on the
                 Loans or a Borrower making drawings under Flexible Loans in the Distribution Period immediately preceding the Relevant Distribution Date which is allocated to the Funding Share in accordance with Clause 5.1 less the amount of any payment to be made by Seller to Funding pursuant to Clauses 5.2 or 5.3 as the case may be, in respect of such portion of Capitalised Interest, Capitalised Expenses Capitalised Arrears and/or additional drawings under Flexible Loans;

         G = an amount equal to any payment to be received by Funding from the Seller in relation to any acquisition by the Seller from Funding on such Distribution Date of an interest in the Trust Property pursuant to an offer under Clause 6.1; and

         H = the amount of the Retained Principal Receipts (if any) plus the aggregate Outstanding Principal Balance of all the Loans constituting the Trust Property as at the Relevant Distribution Date after making the distributions, allocations and additions referred to in (B), (C), (D), (E), (F) and (G) above, and after taking account of (but without double counting) (i) any distributions of Principal Receipts to be made on that Distribution Date to Funding and the Seller as calculated on the immediately

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                 preceding Distribution Date; (ii) the amount of any Losses allocated to Funding and the Seller; (iii) any increase in the Loan balances due to Capitalised Interest, Capitalised Expenses and Capitalised Arrears or Borrowers taking Payment Holidays making Underpayments or additional drawings under Flexible Loans; (iv) the adjustments referred to in paragraphs 8.4(a) to 8.4(e) (inclusive) below (or if the Seller Share is zero, the adjustments referred to in paragraph (a) only); and
                 (v) the amount of any other additions or subtractions to the Trust Property during the immediately preceding Distribution Period.

8.3      CURRENT FUNDING SHARE

         The CURRENT FUNDING SHARE on each Distribution Date and on the date on which the Mortgages Trust terminates will be an amount equal to:

                           A - B - C + D + E + F - G

         where "A", "B", "C", "D", "E", "F" and "G" have the meanings specified in Clause 8.2 above.

8.4      ADJUSTMENTS TO TRUST PROPERTY

         On each Relevant Distribution Date the aggregate Outstanding Principal Balance of the Loans comprised in the Trust Property shall be reduced or, as the case may be, deemed to be reduced for the purposes of the calculation set out in "H" above, if any of the following events has occurred in the immediately preceding Distribution Period:

         (a) any Borrower exercises a right of set-off in relation to Loans constituting part of the Trust Property so that the amount of principal and/or interest owing under a loan is reduced but no corresponding amount is received by the Mortgages Trustee; in which event the total amount of Trust Property shall be reduced by an amount equal to the amount set-off; and/or

         (b) a Loan or (as applicable) its Related Security (i) does not comply with the Loan Warranties in the Mortgage Sale Agreement or (ii) is the subject of a Product Switch or a Further Advance or other obligation of the Seller to repurchase (including, for the avoidance of doubt, any obligation to repurchase pursuant to Clause 7.4 of the Mortgage Sale Agreement), and if the Seller fails to repurchase the Loan or Loans under the relevant Mortgage Account and their Related Security as required by the terms of the Mortgage Sale Agreement, then the Trust Property shall be deemed to be reduced for the purposes of the calculation in "H" above by an amount equal to the Outstanding Principal Balance of the relevant Loan or Loans under the relevant Mortgage Account together with Arrears of Interest and Accrued Interest; and/or

         (c) the Seller would be required to repurchase a Loan and its Related Security in accordance with the terms of the Mortgage Sale Agreement, but such Loan and its Related Security are not capable of repurchase, in which case the Trust Property shall be deemed to be reduced for the purposes of the calculation in "H" above by an amount equal to the Outstanding Principal Balance of the relevant Loan or Loans under the relevant Mortgage Account together with Arrears of Interest and Accrued Interest; and/or

         (d) the Seller materially breaches any other obligation or warranty under the Mortgage Sale Agreement and/or (for so long as it is the Servicer) the Servicing Agreement, which is also grounds for terminating the appointment of the Servicer in which event the aggregate Outstanding Principal Balance of Loans constituting the Trust Property

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

                 shall be deemed for the purposes of the calculation in "H" above to be reduced by an amount equivalent to all losses, costs, liabilities, claims, expenses and damages incurred by the Beneficiaries as a result of such breach; and/or

         (e) the Seller Share of Mortgages Trustee Revenue Receipts is less than the Loss Amount (as defined in Clause 10.3) payable to the Mortgages Trustee and/or Funding in accordance with Clause 10.3, in which case the Trust Property shall be deemed to be reduced for the purposes of the calculation in "H" above by an amount equal to the shortfall in the Loss Amount.

         The reductions and deemed reductions set out in paragraphs 8.4(a), 8.4(b), 8.4(c), 8.4(d) and 8.4(e) above shall be made to the Seller Share only (or for the purposes of calculating the Seller Share as the case may be) until the Seller Share is zero and thereafter (in respect of paragraph 8.4(a) only) shall be made to the Funding Share. If at, or any time after the Initial Closing Date the Mortgages Trustee holds, or there is held to its order, or it receives, or there is received to its order, any property, interest, right or benefit relating to any Loan or its Related Security which is or has been subject to any matter described in Clause 8.4(a) the Mortgages Trustee will remit, assign or transfer the same to the Seller, as the case may require, and until it does so or to the extent that the Mortgages Trustee is unable to effect such remittance, assignment or transfer, the Mortgages Trustee will hold such property, interest, right or benefit and/or the proceeds thereof upon trust absolutely for the Seller (separate from the Mortgages Trust).

8.5      CURRENT SELLER SHARE PERCENTAGE

         On each Distribution Date and the date on which the Mortgages Trust terminates, the CURRENT SELLER SHARE PERCENTAGE will be an amount equal to:

         100% - Current Funding Share Percentage (as calculated on the Relevant Distribution Date).

8.6      CURRENT SELLER SHARE

         The CURRENT SELLER SHARE on each Distribution Date and on the date on which the Mortgages Trust terminates will be an amount equal to:

         The Outstanding Principal Balance of all the Loans in the Trust Property on the Relevant Distribution Date plus any retained Principal Receipts (as adjusted in accordance with the calculation of "H" as set out in Clause 8.2 above) MINUS the Current Funding Share (as calculated on such Distribution Date).

8.7      FUNDING SHARE/SELLER SHARE

         Neither the Funding Share nor the Seller Share may be reduced below zero. At all times the Funding Share Percentage and the Seller Share Percentage shall be equal to 100 per cent.

9.       MINIMUM SELLER SHARE

9.1      INITIAL MINIMUM SELLER SHARE

         The Seller Share includes an amount equal to the Minimum Seller Share. Unless and until the Funding Share is in an amount equal to zero or an Asset Trigger Event occurs, the Seller will not be entitled to receive Principal Receipts which would reduce the Seller Share to an amount less than the Minimum Seller Share and the Seller consents and directs the Mortgages Trustee accordingly.

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9.2      FLUCTUATION OF MINIMUM SELLER SHARE ON EACH DISTRIBUTION DATE

         On and from the Ninth Issuer Closing Date, the amount of the Minimum Seller Share will be recalculated on each Distribution Date in accordance with the following formula:

                              W + X + Y + Z + AA

         where:

         W = 100% of the aggregate cleared balances of all savings accounts opened in respect of Flexible Plus Loans;

         X = 4.0% of the aggregate Outstanding Principal Balance of all Loans comprised in the Trust Property;

         Y =     the product of: (p x q) x r where:

                 p =     8%;

                 q = the FLEXIBLE DRAW CAPACITY, being an amount equal to the excess of (i) the maximum amount that Borrowers are entitled to draw under Flexible Loans included in the Trust Property (whether or not drawn) over (ii) the aggregate principal balance of actual Flexible Loan advances made to Borrowers in the Trust Property on the relevant Distribution Date (but excluding the Initial Advances made thereunder); and

                 r =     3;

         Z = the aggregate sum of the reductions or deemed reductions made to the Seller Share pursuant to Clauses 8.4(b), 8.4(c), and 8.4(d) on that Distribution Date; and

         AA = the aggregate entitlement of Borrowers to receive Delayed Cashbacks and Reward Cashbacks in respect of the remaining life of the Reward Loans in the Trust Property.

9.3 RECALCULATION OF MINIMUM SELLER SHARE FOLLOWING OCCURRENCE OF EXCEPTIONAL EVENTS

         The calculation of the Minimum Seller Share in accordance with Clause
         9.2 above will be recalculated with the agreement of the parties hereto, the Security Trustee and the Rating Agencies if the Seller merges or otherwise combines its business with another bank or other financial institution so as to increase the risks associated with Borrowers holding deposits in Abbey accounts.

10.      ALLOCATION AND DISTRIBUTION OF REVENUE RECEIPTS

10.1     ALLOCATION AND DISTRIBUTION OF THIRD PARTY AMOUNTS

         Pursuant to the Cash Management Agreement, the Cash Manager (at the direction of the Mortgages Trustee on behalf of the Beneficiaries at their direction and with their consent) will deduct, as and when identified, Third Party Amounts from the Revenue Receipts standing to the credit of the Mortgages Trustee GIC Account, and pay over the same to the proper recipients thereof. The Mortgages Trustee and the Beneficiaries hereby consent to such deductions.

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

10.2     ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE AVAILABLE REVENUE
         RECEIPTS

         On each Distribution Date the Cash Manager (at the direction of the Mortgages Trustee and on behalf of the Beneficiaries at their direction and with their consent) will distribute Mortgages Trustee Available Revenue Receipts as follows:

         (a) firstly, in or towards satisfaction pari passu and pro rata according to the respective amounts thereof of:

                 (i) any costs, charges, liabilities and expenses then due or to become due to the Mortgages Trustee under the provisions of this Deed together with VAT thereon as provided herein (if payable); and

                 (ii) any amounts due and payable by the Mortgages Trustee to third parties in respect of the Mortgages Trust and incurred without breach by the Mortgages Trustee of the documents to which it is a party (and for which payment has not been provided for elsewhere), including amounts due to H.M. Revenue and Customs or any other taxation authority which has jurisdiction over the Trust Property or the Mortgages Trustee in respect of any stamp, issue, registration, documentary and other fees, duties and taxes (including interest and penalties) payable by the Mortgages Trustee in connection with (i) the execution and delivery of this Deed; (ii) any action to be taken by or on behalf of the Mortgages Trustee to enforce or to resolve any doubt concerning or, for any other purpose in relation to, the Mortgages Trust Deed; and (iii) any such tax which is primarily due from either or both of the Seller and Funding in their capacities as Beneficiaries (and, for the avoidance of doubt, only in such capacities) in circumstances where the Mortgages Trustee has made a payment of such tax (or part thereof) by reason of a failure by the Seller or Funding to discharge their primary liability in respect of such tax;

         (b) secondly, in or towards satisfaction of any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due to the Servicer under the provisions of the Servicing Agreement, together with VAT thereon as provided therein; and

         (c) thirdly, subject to Clause 10.3 below, to pay Funding and the Seller their respective shares of any remaining Mortgages Trustee Available Revenue Receipts, calculated by multiplying the total amount of such remaining Mortgages Trustee Available Revenue Receipts by the Current Funding Share Percentage (calculated on the immediately preceding Distribution Date), which product shall be allocated to Funding, and the remaining Mortgages Trustee Available Revenue Receipts which shall be allocated to the Seller (subject to deducting any amounts due to the Mortgages Trustee and/or Funding by way of set-off pursuant to Clause 7.3 of the Mortgage Sale Agreement).

10.3     If, as a result of any of the matters referred to in paragraphs (a) to
         (g) inclusive of Clause 7.4 of the Mortgage Sale Agreement, the Mortgages Trustee and/or Funding suffers or incurs any costs, expenses, losses or other claims in connection with any recovery of interest on the Loans to which the Seller, the Mortgages Trustee or Funding was not entitled or could not enforce (referred to in this Clause 10.3 as the LOSS AMOUNT), then:

         (a) the Seller's share of Mortgages Trustee Revenue Receipts shall be reduced by an amount equal to the Loss Amount; and

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

         (b) from the amount deducted from the Seller's share of the Mortgages Trustee Revenue Receipts referred to in paragraph
                 (a) above:

                 (i) an amount will be paid to the Mortgages Trustee equal to the Loss Amount incurred by the Mortgages Trustee; and

                 (ii) an amount will be paid to Funding equal to the Loss Amount incurred by Funding.

11.      ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUST AVAILABLE PRINCIPAL
         RECEIPTS

11.1     CALCULATION OF PRINCIPAL RECEIPTS:

         On each Relevant Distribution Date, prior to distributing the Mortgages Trust Available Principal Receipts, the Cash Manager shall ascertain:

         (a)     the amount of Mortgages Trust Available Principal Receipts:

         (b) whether the Cash Accumulation Period has started or would start during the immediately succeeding Distribution Period in respect of any Bullet Term Advance or any applicable Series 1 Term AAA Cash Amount (the Cash Accumulation Period being calculated separately for each Bullet Term Advance or each Series 1 Term AAA Cash Amount);

         (c) whether amounts are outstanding in respect of any Pass-Through Term Advances or Scheduled Amortisation Term Advances that are then due and payable; and

         (d) whether the Scheduled Amortisation Period has started or would start during the immediately succeeding Distribution Period in respect of any Scheduled Amortisation Term Advance.

11.2 ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT

         Prior to the occurrence of a Trigger Event, on each Distribution Date, the Cash Manager (at the direction of the Mortgages Trustee acting on behalf of the Beneficiaries at their direction and with their consent) shall apply the Mortgages Trust Available Principal Receipts as provided in this Clause 11:

         (a) first, an amount shall be allocated and distributed to Funding in respect of the Funding Share (as determined on the previous Distribution Date) of up to the aggregate of (i) the amounts required by Funding to replenish the First Reserve Fund to the extent that amounts have been drawn from the First Reserve Fund to make scheduled repayments of principal under any Intercompany Loan and (ii) to the extent that there is a shortfall in the Funding Liquidity Reserve Fund Required Amount, an amount equal to the shortfall required to be paid by Funding into the Funding Liquidity Reserve Fund;

         (b) second, from and including the start of a Cash Accumulation Period, any remaining Mortgages Trust Available Principal Receipts shall be allocated and distributed to Funding in respect of the remaining Funding Share (as determined on the previous Distribution Date) after making the distributions in
                 (a) above until an amount of up to the relevant Bullet Amount or the relevant Series 1 Term AAA Cash Amount has

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

                 been or will have been accumulated by Funding, as shown on the Cash Accumulation Ledger and on the relevant Cash Accumulation Sub-Ledger, as applicable;

         (c) third, the Cash Manager on behalf of the Mortgages Trustee shall allocate and distribute any remaining Mortgages Trust Available Principal Receipts to Funding in an amount in respect of the remaining Funding Share (as determined on the previous Distribution Date) after making the distributions in
                 (a) and (b) above, of up to the Scheduled Amortisation Amount due on the relevant Scheduled Amortisation Term Advance on the immediately succeeding Interest Payment Date;

         (d) fourth, from and including the date when amounts are or will become outstanding on the next following Interest Payment Date in respect of one or more Pass-Through Term Advances that are due and payable (the PAYABLE PASS-THROUGH TERM ADVANCES) under an Intercompany Loan, ignoring for these purposes the deferral of repayment of any Term BBB Advance, any Term A Advance and any Term AA Advance, any remaining Mortgages Trust Available Principal Receipts shall be allocated and distributed to Funding in respect of the Funding Share (as determined on the previous Distribution Date after making the distributions in
                 (a), (b) and (c) above), in an amount of up to the aggregate amount of the following amounts in respect of each Intercompany Loan under which such Payable Pass-Through Term Advances arise until all of such Payable Pass-Through Term Advances are fully repaid or will on the next following Interest Payment Date be fully repaid. The amounts referred to above shall be determined in respect of each Intercompany Loan Agreement advanced by any Issuer to Funding which then comprises a Payable Pass-Through Term Advance (INTERCOMPANY LOAN AGREEMENT X) and shall be:

                 (i) prior to the occurrence of any option to redeem the Notes or any New Notes issued by the Issuer (or a New Issuer) which is the lender of such Intercompany Loan Agreement X (but only where such right of redemption arises on or after a particular specified date and not as a result of the occurrence of any event specified in the Terms and Conditions), the Outstanding Principal Balance of each Payable Pass-Through Term Advance forming part of such Intercompany Loan Agreement X; and

                 (ii) after the occurrence of any option to redeem the Notes or any New Notes issued by the Issuer or a New Issuer which is the lender of such Intercompany Loan Agreement X (but only where such right of redemption arises on or after a particular specified date and not as a result of the occurrence of any event specified in the Terms and Conditions), an amount calculated as follows:

                         Funding Share Percentage x Principal Receipts x Outstanding Principal Balance of Intercompany Loan Agreement X/Aggregate Outstanding Principal Balance of all outstanding Intercompany Loans,

                         (but in each case taking into account any amounts available to Funding in the Funding Principal Ledger to make such payments); and

         (e)     (i)     if such Distribution Date is a Seller Share Event
                         Distribution Date, then the Cash Manager shall deposit such excess Mortgages Trust Available Principal
                         Receipts (the RETAINED PRINCIPAL RECEIPTS) in the
                         Mortgages Trustee GIC Account and make a corresponding credit to the Principal Ledger; or

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

                 (ii) if such Distribution Date is not a Seller Share Distribution Date, any excess Mortgages Trust Available Principal Receipts shall be paid to the Seller in respect of the Seller Share (as determined on the previous Distribution Date).

11.3 ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT

         After the occurrence of an Asset Trigger Event, all Principal Receipts and any Retained Principal Receipts will be distributed by the Cash Manager as follows:

         (a) if the immediately preceding Distribution Date was a Seller Share Event Distribution Date, all of the Retained Principal Receipts to Funding until the Funding Share is zero; and then

         (b) pro rata and pari passu between Funding and the Seller according to the Current Funding Share Percentage of the Trust Property and the Current Seller Share Percentage of the Trust Property respectively (and, for the avoidance of doubt, such payments may reduce the Current Seller Share to an amount less than the Minimum Seller Share), until the Funding Share is zero.

         When the Funding Share is zero, the remaining Principal Receipts (if any) will be allocated to the Seller.

11.4 ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT

         After the occurrence of a Non-Asset Trigger Event (where an Asset Trigger Event has not occurred), all Principal Receipts and any Retained Principal Receipts will be paid to Funding until the Funding Share of the Trust Property is zero and will thereafter be paid to the Seller.

11.5 ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS FOLLOWING ENTRY BY FUNDING INTO A NEW TERM ADVANCE

         If a New Issuer makes a New Term Advance to Funding pursuant to a New Intercompany Loan Agreement, then the parties hereto shall amend the terms of Clause 11 as required to reflect the repayment provisions of that New Term Advance. If (with the consent of the Seller and Funding) any New Issuer or New Issuers acquire a direct interest in the Trust Property, the parties hereto shall amend the terms of this Deed as required to reflect such acquisition by the New Issuer or New Issuers. For the avoidance of doubt, in either case, the parties hereto shall amend the terms of the Trigger Events if required to do so by the Rating Agencies as a result of the issue of New Notes by any such New Issuer or New Issuers, as the case may be.

12.      ALLOCATION OF LOSSES

12.1 Subject as provided herein (and in particular, Clause 8), all Losses sustained on the Loans during a Distribution Period shall be applied in reducing pro rata both the Funding Share and the Seller Share on each Relevant Distribution Date by multiplying the Losses in the relevant Distribution Period by the Current Funding Share Percentage, (as calculated on the immediately preceding Distribution Date), the product of which shall be allocated to Funding (until the Funding Share is zero), and the remainder of such Losses shall be allocated to the Seller.

12.2 In the event that any sums are recovered from Borrowers in respect of which any Losses has been recorded on the Losses Ledger (other than in the event that such recovery occurs subsequent

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

         to completion of Enforcement Procedures), they shall belong to Funding and the Seller on a separate trust but in the same proportions as the Seller Share Percentage and Funding Share Percentage applying as at the Closing Date or in respect of any later Distribution Periods, in the same proportion as the Seller Share Percentage and the Funding Share Percentage applying on the date immediately following the date on which any previous recoveries of Losses were paid to Funding and the Seller. Such recoveries shall be paid to Funding and the Seller as soon as reasonably practicable. If a recovery is made on a Loan after Funding has discharged all its obligations to the Funding Secured Creditors, then the sums recovered shall be held by the Mortgages Trustee for the benefit of the Seller only. No income shall arise or accrue on such recoveries.

13.      LEDGERS

         The Mortgages Trustee shall maintain, or shall procure that there are maintained, the following Mortgages Trustee Ledgers:

         (a) the Principal Ledger, which shall record all receipts of Principal Receipts and Retained Principal Receipts and distribution of the same to Funding and the Seller;

         (b) the Revenue Ledger, which shall record all receipts of Revenue Receipts and distribution of the same to Funding and the Seller;

         (c) the Losses Ledger, which shall record Losses in relation to the Loans; and

         (d) the Funding Share/Seller Share Ledger which shall record the Current Funding Share, the Current Seller Share of the Trust Property, the Current Funding Share Percentage and the Current Seller Share Percentage.

14.      COSTS AND EXPENSES OF THE MORTGAGES TRUSTEE

         The Mortgages Trustee shall be entitled to charge and be remunerated for the work undertaken by it as trustee of the trusts created by this Deed. The remuneration shall be on such terms (if any) as the Mortgages Trustee may from time to time agree with the Seller and Funding in writing. In default of such agreement, Funding and the Seller shall indemnify the Mortgages Trustee from time to time with such regularity as is reasonably agreed between the parties, of the documentable costs and expenses directly and properly incurred by the Mortgages Trustee in performing its obligations hereunder together with any amounts in respect of Irrecoverable VAT incurred in respect of such costs and expenses. The cost of such indemnity shall be paid in accordance with the priority of payments set out in Clause 10.2 of this Deed.

15.      DIRECTIONS FROM BENEFICIARIES

15.1     SERVICING AGREEMENT AND CASH MANAGEMENT AGREEMENT

         On the Initial Closing Date the Mortgages Trustee shall enter into the Servicing Agreement and the Cash Management Agreement.

15.2     DIRECTIONS FROM BENEFICIARIES

         Subject to Clause 15.3 below and to any other agreement between the Beneficiaries, the Beneficiaries direct the Mortgages Trustee to, and the Mortgages Trustee covenants with the Seller and Funding that the Mortgages Trustee shall, take all necessary steps and do everything which both Funding and the Seller (acting together) may reasonably request or direct it to do in order to give effect to the terms of this Deed or the other Transaction Documents to which the Mortgages Trustee is a party.

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15.3     Each of Funding and the Seller covenants with the other that it shall not direct or request the Mortgages Trustee to do any act or thing which breaches the terms of, or is otherwise expressly dealt with (such that the Mortgages Trustee has no discretion) by, any of the Transaction Documents.

15.4     NO REQUIREMENT TO ACT

         The Mortgages Trustee will not be bound and shall have no power to take any proceedings, actions or steps under or in connection with any of this Deed or the other Transaction Documents to which it is a party unless:

         (a) it shall have been directed to do so by the Beneficiaries or it is required to do so under any express provision of this Deed or the other Transaction Documents (but subject to Clause
                 15.2 in respect of conflict of directions); and

         (b) it shall have been indemnified to its satisfaction against all liabilities, proceedings, claims and demands to which it may be or become liable and all costs, charges and expenses which may be incurred by it in connection therewith and the terms of such indemnity may include the provision of a fighting fund, non-recourse loan or other similar arrangement.

15.5     COVENANT OF THE MORTGAGES TRUSTEE

         Subject to Clause 15.2, the Mortgages Trustee covenants with each of the Seller and Funding to exercise all of its rights arising under the Trust Property (including without limitation any rights of enforcement) for the benefit of and on behalf of the Beneficiaries.

16.      EARLY TERMINATION OF THE MORTGAGES TRUST

         On giving not more than 61 nor less than 31 days' notice to Funding, the Beneficiaries agree that the Seller may pay to Funding the Termination Price in exchange for the Funding Share if the aggregate Outstanding Principal Balance under all Intercompany Loan Agreements is at any time less than 10 per cent. of the aggregate Outstanding Principal Balance of all Intercompany Loan Agreements as at the respective drawdown dates thereof. Thereafter, the Mortgages Trustee shall hold the Trust Property for the Seller absolutely, freed and released from the Mortgages Trust.

17.      TRANSFERS

17.1     FUNDING SHALL NOT ASSIGN

         Subject to the right of Funding (or the Security Trustee or a Receiver on its behalf) to sell the Funding Share of the Trust Property following the service of an Intercompany Loan Enforcement Notice (which right is hereby conferred), Funding covenants with the Seller that it shall not, and shall not purport to, sell, assign, transfer, convey, charge, declare a trust over, create any beneficial interest in, or otherwise dispose of the Funding Share in the Trust Property, or any of Funding's rights, title and interest or benefit in any of the Portfolio or the Trust Property to a third party, other than pursuant to the terms of the Transaction Documents (including for the avoidance of doubt, the Funding Deed of Charge).

17.2     SELLER SHALL NOT ASSIGN

         The Seller covenants with Funding that it shall not, and shall not purport to, sell, assign, transfer, convey, charge, declare a trust over, create any beneficial interest in, or otherwise

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

         dispose of the Seller Share in the Trust Property or any of the Seller's rights, title and interest or benefit in the Trust Property to a third party, other than pursuant to the terms of the Transaction Documents.

18.      COVENANTS OF THE MORTGAGES TRUSTEE

         Save with the prior written consent of the Beneficiaries or as provided in or envisaged by this Deed and the other Transaction Documents to which the Mortgages Trustee is a party, the Mortgages Trustee shall not, so long as it is acting as Mortgages Trustee hereunder:

         (a)     Negative Pledge

                 create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets (including any uncalled capital) or its undertakings, present or future;

         (b)     Disposal of Assets

                 transfer, sell, lend, part with or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of its assets or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do so;

         (c)     Equitable Interest

                 permit any person other than the Beneficiaries to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;

         (d)     Bank Accounts

                 have an interest in any bank account, other than as set out in the Transaction Documents;

         (e)     Restrictions on Activities

                 carry on any business other than as described in this Deed and the Mortgage Sale Agreement;

         (f)     Borrowings

                 incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any such indebtedness;

         (g)     Merger

                 consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person;

         (h)     Employees or premises

                 have any employees or premises or subsidiaries (but shall procure that, at all times, it shall retain at least one independent director);

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         (i)     Further shares

                 issue any further shares; or

         (j)     United States activities

                 engage in any activities in the United States (directly or through agents) or derive any income from United States sources as determined under United States income tax principles or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

19.      POWER TO DELEGATE

19.1     POWER TO DELEGATE

         Subject to Clause 19.2, the Mortgages Trustee may (notwithstanding any rule of law or equity to the contrary) delegate (revocably or irrevocably and for a limited or unlimited period of time) the performance of all or any of its obligations and the exercise of all or any of its powers under this Deed or imposed or conferred on it by law or otherwise to any person or body of persons fluctuating in number selected by it and any such delegation may be by power of attorney or in such other manner as the Mortgages Trustee may think fit and may be made upon such terms and conditions (including the power to sub-delegate) as the Mortgages Trustee may think fit.

19.2     NO FURTHER APPOINTMENTS

         Notwithstanding the provisions of Clause 19.1, the Mortgages Trustee shall not appoint any agent, attorney or other delegate having power to act in respect of the Trust Property unless it is directed in writing to do so by the Beneficiaries. The appointment of any agent, attorney or other delegate hereunder above shall terminate immediately upon the occurrence of a Trigger Event.

20.      POWERS OF INVESTMENT

         Save as expressly provided for in this Deed, the Mortgages Trustee Guaranteed Investment Contract and the Bank Account Agreement, the Mortgages Trustee shall have no further or other powers of investment with respect to the Trust Property and neither the Trustee Act 2000 nor any other provision relating to trustee powers of investment implied by statute or general law shall apply to the Mortgages Trust and, for the avoidance of doubt, the statutory power to accumulate income conferred on trustees by Section 31 of the Trustee Act 1925 is expressly excluded.

21.      OTHER PROVISIONS REGARDING THE MORTGAGES TRUSTEE

21.1     NO ACTION TO IMPAIR TRUST PROPERTY

         Except for actions expressly authorised by this Deed, the Mortgages Trustee shall take no action reasonably likely to impair the interests of the Beneficiaries in any Trust Property now existing or hereafter created or to impair the value of any Loan or its Related Security subject to the Mortgages Trust.

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21.2     LITIGATION

         The Mortgages Trustee must not prosecute or defend any legal or other proceedings anywhere in the world (at the cost of the Trust Property) unless it obtains legal or other advice that it is in the interests of the Beneficiaries to do so.

21.3     NO IMPLIED DUTIES

         The duties and obligations of the Mortgages Trustee under the Mortgages Trust shall be determined solely by the express provisions of this Deed (but without prejudice to the duties and obligations of the Mortgages Trustee under any of the other Transaction Documents). The Mortgages Trustee shall not be liable under this Deed except for the performance of such duties and obligations as shall be specifically set forth in this Deed. No implied covenants or obligations shall be read into this Deed against the Mortgages Trustee, and the permissible right of the Mortgages Trustee to do things set out in this Deed shall not be construed as a duty.

21.4     NO LIABILITY

         Neither the Mortgages Trustee, Funding (in its capacity as a Beneficiary hereunder) nor the Seller (in its capacity as a Beneficiary hereunder) shall be liable to each other, in the absence of wilful default, negligence or breach of the terms of this Deed, in respect of any loss or damage which arises out of the exercise or attempted or purported exercise or failure to exercise any of their respective powers.

21.5     RELIANCE ON CERTIFICATES

         The Mortgages Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to the Transaction Documents by the proper party or parties.

21.6     RELIANCE ON THIRD PARTIES

         The Mortgages Trustee may, in relation to these presents, act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, broker, accountant, financial adviser, securities dealer, merchant bank, computer consultant or other expert in the United Kingdom or elsewhere and shall not, provided that it shall not have acted fraudulently or in breach of any of the provisions of the Transaction Documents, be responsible for any loss occasioned by so acting. Any such opinion, advice, certificate or information may be sent or obtained by letter, telemessage, telex, cable or facsimile device and the Mortgages Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic, provided that such error or lack of authenticity shall not be manifest.

22.      NO RETIREMENT OF MORTGAGES TRUSTEE

22.1     NO RETIREMENT

         The Mortgages Trustee shall not, and shall not purport to, retire as the trustee of the Mortgages Trust or appoint any additional trustee of the Mortgages Trust and shall have no power to retire or appoint any additional trustee under the Trustee Act 1925 or otherwise.

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22.2     NO REPLACEMENT

         Neither the Seller nor Funding shall at any time remove or purport to remove and/or replace the Mortgages Trustee as the trustee of the Mortgages Trust.

22.3     NO TERMINATION

         Prior to the payment by Funding of all amounts owing under the Intercompany Loan Agreements and under the Transaction Documents, neither the Seller nor Funding shall at any time, except in accordance with the provisions of Clauses 16 and 23, terminate or purport to terminate the Mortgages Trust and, in particular, but without prejudice to the generality of the foregoing, the Seller and Funding shall not in reliance on their absolute beneficial interests in the Trust Property call for the transfer to them or vesting in them of the legal estate in all or any part of the Trust Property.

23.      TERMINATION

         Subject to Clause 16, the Mortgages Trust shall terminate in respect of the Trust Property (if any then remains) upon the earlier to occur of (i) the date on which the Funding Share is zero, and (ii) any other date agreed in writing by Funding and the Seller.

24.      FURTHER ASSURANCES

         The parties agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Deed.

25.      AMENDMENTS, ETC.

25.1     AMENDMENTS AND WAIVERS

         Without prejudice to Clause 28 of the Funding Deed of Charge, no amendment or waiver of any provision of this Deed nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

25.2     ENTIRE AGREEMENT

         This Deed contains a final and complete integration of all prior expressions by the parties with respect to the subject matter of this Deed and constitutes the entire agreement among the parties with respect to the subject matter of this Deed superseding all prior oral or written understandings other than the other Transaction Documents.

26.      NON PETITION COVENANT

         The Seller hereby agrees that it shall not institute against either Funding or the Mortgages Trustee any winding-up, administration, insolvency or similar proceedings so long as any sum is outstanding under any Intercompany Loan Agreement and for one year plus one day since the last day on which any such sum was outstanding.

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27.      NO PARTNERSHIP OR AGENCY

         Nothing in this Deed shall be taken to constitute or create a partnership between any of the parties to this Deed or to make or appoint the Seller the agent of Funding (or vice versa).

28.      CALCULATIONS

         In the absence of manifest error, any determination or calculation or performance by or on behalf of the Mortgages Trustee in connection with the provisions of this Deed shall be deemed to be conclusive.

29.      NO WAIVER; REMEDIES

         No failure on the part of any party to this Deed to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies in this Deed are cumulative and not exclusive of any remedies provided by law.

30.      SEVERABILITY

         Where any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Deed, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

31.      COUNTERPARTS

         This Deed may be executed and delivered in any number of counterparts (including by facsimile), all of which, taken together, shall constitute one and the same deed and any Party may enter into the same by executing and delivering a counterpart (including by facsimile), provided however that this Deed shall have no force or effect until it is executed by the last Party to execute the same. Subject to the proviso to the preceding sentence, this Deed shall be fully effective and binding on each Party upon at least one copy of this Deed having been executed and delivered by such Party notwithstanding that any other Party to this Deed has executed or executes or has delivered or delivers a counterpart of this Deed.

32.      CONFIDENTIALITY

32.1     GENERAL OBLIGATION OF CONFIDENTIALITY

         Unless otherwise required by applicable law, and subject to Clause
         32.2 below, each of the parties agrees to maintain the confidentiality of this Deed in its communications with third parties and otherwise. None of the parties shall disclose to any person any information relating to the business, finances or other matters of a confidential nature of or relating to any other party to this Deed or any of the Transaction Documents which it may have obtained as a result of having entered into this Deed or otherwise.

32.2     EXCEPTIONS

         The provisions of Clause 32.1 above shall not apply:

         (a) to the disclosure of any information to any person who is a party to any of the Transaction Documents as expressly permitted by the Transaction Documents;

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

         (b) to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the wrongful conduct of the recipient;

         (c) to the extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or Taxation authority;

         (d) to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

         (e) to the disclosure of any information with the consent of the parties hereto;

         (f) to the disclosure to the Rating Agencies or any of them of such information as may be requested by any of them for the purposes of setting or reviewing the rating assigned to the Notes (or any of them), provided that no information which would disclose the identity of a Borrower shall be disclosed to the Rating Agencies or any of them;

         (g) to the disclosure of any information disclosed to a prospective assignee of Funding (provided that it is disclosed on the basis that the recipient will hold it confidential); or

         (h) to any disclosure for the purposes of collecting in or enforcing the Trust Property or any of it.

33.      EXCLUSION OF THIRD PARTY RIGHTS

         The parties to this Deed do not intend that any term of this Deed should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed (other than the Funding Security Trustee).

34.      ADDRESSES FOR NOTICES

         Any notices to be given pursuant to this Deed to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Seller, to Abbey National PLC, at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National PLC, c/o Abbey House (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

         (b) in the case of the Mortgages Trustee to Holmes Trustees Limited, c/o Abbey National PLC, Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National PLC, c/o Abbey House (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

         (c) in the case of Funding, to Holmes Funding Limited, c/o Abbey National PLC, Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National PLC, c/o Abbey House (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343
                 019) for the attention of Securitisation Team, Retail Credit Risk;

         (d) in each case with a copy to the Security Trustee, for the attention of The Bank of New York, acting through its London Branch, 40th Floor, One Canada Square, Canary Wharf, London E14 5AL (facsimile number (44) 20 7964 6061/6399) for the attention of Corporate Trust Services, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 34.

35.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

35.1     GOVERNING LAW

         This Deed is governed by, and shall be construed in accordance with, English law.

35.2     SUBMISSION TO JURISDICTION

         Each party to this Deed hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

         Exclusion of Trustee Act 2000

         The Trustee Act 2000 is hereby excluded to the maximum extent permissible, to the intent that it shall not apply to the trusts constituted hereunder and that the parties shall be in the same position as they would be had that Act not come into force.

IN WITNESS of which this Deed has been duly executed and delivered by the parties hereto as a deed which has been delivered on the date first appearing on page one.

EXECUTED as a DEED by                    )
HOLMES FUNDING                           )
LIMITED as Beneficiary                   )
acting by two                            )
directors/a director and the secretary   )

Director

Director/Secretary

EXECUTED as a DEED by

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HOLMES TRUSTEES                          )
LIMITED as Mortgages Trustee             )
acting by two                            )
directors/a director and the secretary   )

Director

Director/Secretary

EXECUTED as a DEED by

WILMINGTON TRUST SP                      )
SERVICES (LONDON) LIMITED as Settlor     )
acting by                                )

SIGNED as a DEED                         )
by:                                      )
as attorney for and on behalf of         )
ABBEY NATIONAL PLC as                    )
Seller, Cash Manager and Beneficiary     )
under a power of attorney dated          )
in the presence of:                      )

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

                                      27